LOAN AGREEMENT

                                                                 August 26, 2005

     THIS AGREEMENT, made as of the date set forth above, in favor of BRANCH BANKING AND TRUST COMPANY, (the "Bank"), by THE GOLDFIELD CORPORATION, a Delaware corporation (the "Borrower"), and SOUTHEAST POWER CORPORATION, a Florida corporation, OAK PARK OF BREVARD, INC., a Florida corporation, BAYSWATER DEVELOPMENT CORPORATION, a Florida corporation, and PINEAPPLE HOUSE OF BREVARD, INC., a Florida corporation (collectively the "Guarantor").

     In consideration of the Bank making a loan of $6,000,000.00 to Borrower (the "loan"), as evidenced by a promissory note of even date herewith (the "note"), Borrower and Guarantor agree as follows:

     1. Definitions and Reference Terms. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

       (a) Pre-Sale is a binding contract between Borrower and a third party purchaser regarding the purchase of all or a portion of a qualified real estate project accompanied by a non-refundable deposit of at least ten percent (10%) of the purchase price;

       (b) Net Proceeds are the gross sales price from the specific unit in the condominium less tax prorations and ordinary and customary expenses incurred in the sale of the particular unit;

       (c) Total Costs for a project are all costs including soft costs and land costs associated with the construction and delivery of a condominium project. Excluded are allocations for Borrower's overhead costs and anticipated profit.

       (d) Loan Documents as used in the Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, a commitment letter that survives closing, a loan agreement, the Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. Section 101, as in effect from time to time).


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       (e) Obligations as used in the Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Documents, and all obligations under any swap agreements (as defined in 11 U.S.C. Section 101, as in effect from time to time) between Borrower and Bank, or its affiliates, whenever executed.

       (f) All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

     2. Representations and Warranties. To induce the Bank to make the loan, Borrower and Guarantor make the following representations and warranties, which shall survive the execution and delivery of the note:

       (a) The financial information furnished to Bank in connection with its application for the loan and in the financial statements submitted to Bank is complete and accurate and Borrower has no material undisclosed direct or contingent liabilities.

       (b) Borrower and Guarantor are each duly organized, existing and in good standing under the laws of the states of their respective incorporations, each have corporate power to carry on the business in which each is engaged, and the obtaining and performance of the loan have been duly authorized by all necessary action of the board of directors and shareholders of each, respective, corporation under applicable law, and do not and will not (i) violate any provision of law or any of its organizational or other organic documents, or
(ii) result in a breach of, constitute a default under, require any consent under, or result in the creation of any lien, charge, or encumbrance upon any property of Borrower or Guarantor pursuant to any instrument, order, or other agreement to which Borrower and/or Guarantor is a party or by which Borrower or Guarantor, any of its officers as such, or any of its property is bound.

       (c) There are no judgments, liens, encumbrances, or other security interests outstanding against Borrower or Guarantor or any of their property other than those disclosed to Bank in connection with its request for the loan.

       (d) Neither Borrower nor Guarantor have incurred any debts, liabilities, or obligations and has not committed itself to incur any debts, liabilities, or obligations other than those disclosed to Bank in connection with its request for the loan or shown on the financial statements submitted to Bank.

       (e) Borrower and Guarantor are in substantial compliance with all applicable federal and state securities laws. All of the information provided to the federal and state securities regulators is complete and accurate, and will continue to be complete and accurate.

     3. Use of Loan Proceeds. The proceeds of the loan will be used only for the purpose or purposes of financing the costs of qualified real estate projects (herein defined) in


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Florida. Proceeds will not be used to purchase "margin stock" pursuant to
Regulation U of the Federal Reserve Board or fund distribution to shareholders.

     4. Definition of Tangible Net Worth. "Tangible Net Worth" is to be defined as net worth, minus goodwill and assets representing claims on stockholders or affiliated entities. Borrower's Tangible Net Worth will be tested annually at fiscal year end.

     5. Affirmative Covenants. Borrower and Guarantor hereby covenant with the Bank that Borrower and Guarantor shall:

       (a) Reserve and keep in force all licenses, permits, and franchises necessary for the proper conduct of its business and duly pay and discharge all taxes, assessments, and governmental charges upon Borrower or against Borrower's property before the date on which penalties attach thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings.

       (b) Maintain with financially sound and reputable insurance companies insurance of the kinds, covering the risks, and in the amounts usually carried by companies engaged in business similar to that of Borrower and/or Guarantor. Borrower and Guarantor will also exhibit or deliver such policies of insurance to Bank upon request by Bank and provide appropriate loss payable or mortgagee clauses in the insurance policies in favor of Bank, as its interest may appear, when requested by Bank.

       (c) There shall be no change in the Borrower's current Chief Executive Officer without prior written consent of the Bank.

       (d) Permit a representative or agent of Bank to examine and audit any or all of Borrower's or Guarantor's books and records when requested by Bank.

       (e) Inform Bank immediately of any material adverse change in the financial condition of Borrower or Guarantor. Borrower and Guarantor will also promptly inform Bank of any litigation or threatened litigation which might substantially affect Borrower's or Guarantor's financial condition.

       (f) Maintain Borrower's and Guarantor's property and equipment in a state of good repair.

       (g) Maintain all of the following ratios or amounts, tested quarterly, at calendar quarter-end:

          (1) A minimum Tangible Net Worth of not less than $14,500,000.00 as of the date hereof and throughout the term of the Loan.

          (2) Outside Debt Limitation: Borrowings outside of those from Branch Banking and Trust Company other than accounts payable and other obligations incurred during the normal course of business shall not exceed in the aggregate the sum of $500,000.00, excluding purchase card debt, within a fiscal year without the prior written consent of Bank.


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          (3) A maximum Debt to Tangible Net Worth Ratio of 2.0:1 is to be maintained throughout the term of the Loan. This ratio will be tested quarterly. This ratio is to be calculated by dividing total liabilities on the consolidated balance sheet of The Goldfield Corporation by the Tangible Net Worth of The Goldfield Corporation as defined above.

     In the event of a violation, the Bank may exercise such remedies available to it as set forth herein, in the note, and all of the other loan documents. All defined terms shall have the same meaning in accordance with generally accepted accounting principles applied on a consistent basis.

       (h) Abide by the terms and conditions set forth in this Agreement, the note, and all of the other documents evidencing or securing this loan.

       (i) Maintain its primary deposit relationship with Bank. Guarantor, and any subsidiaries of Borrower and/or Guarantor, shall also maintain their primary deposit relationship with Bank. The Bank acknowledges that a portion of the deposit relationship will be maintained with another financial institution in order to accommodate payroll processing. It is anticipated that this outside deposit relationship will total approximately $500,000.00 on average.

       (j) Comply with the following reporting requirements by providing the following information to Bank:

          (1) Quarterly 10Q Reports and annual 10K reports of Borrower and Guarantor when filed with the S.E.C., within two weeks of the time required for filing by the Securities and Exchange Commission.

          (2) Financial records for Southeast Power Corporation and other subsidiaries as reasonably requested by the Bank.

          (3) Such other financial information or disclosure deemed necessary by the Bank from time to time.

     6. Negative Covenants. Borrower and Guarantor will not, except in the ordinary course of its business:

       (a) Incur any additional indebtedness, or assume or undertake to assume or guaranty any additional contingent liability, or assign, mortgage, pledge, encumber, grant any security interest in, or transfer any of Borrower's or Guarantor's assets, whether now owned or hereafter acquired. For the purposes hereof, the sale or assignment of accounts receivable and the execution of leases or rental agreements shall constitute incurring indebtedness for borrower, and the execution of any guaranty agreement or letter of credit agreement shall constitute the incurrence of a contingent liability.

       (b) Guarantee, endorse, or otherwise become surety for or upon the obligation of any person, firm, or corporation.

       (c) Lend additional money or credit, or make new loans, to any person, firm, or corporation, in excess of $500,000.00.


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       (d) Enter into any merger or consolidation, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets (except in the ordinary course of business), whether now owned or hereafter acquired; or change its name or any name in which it does business; or move its principal place of business without giving concurrent written notice thereof to Bank.

     7. Security For Loan. The Borrower and the subsidiary of Borrower and/or Guarantor which has legal title to the real property to be developed as a qualified real estate project hereunder shall execute and deliver to Bank an Agreement Not to Encumber or Transfer Property in form satisfactory to Bank in its sole discretion; a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference. The Bank may also request from such entity proof that it has valid title to the subject real property, free and clear of any liens or encumbrances, other than real property taxes and assessments.

     8. Guaranty of the Loan. The note and all obligations of the loan as set forth in the Loan Documents shall be guaranteed by the subsidiaries of The Goldfield Corporation with the exception of those entities which are no longer operating and which do not maintain total assets in excess of $250,000.00. Upon the request of Bank, the Borrower shall obtain such additional executed and binding guaranty agreements, in form and content acceptable to the Bank, as may be required for Borrower to comply with the provisions of this paragraph.

     9. Conditions for Disbursements. A qualified real estate project ("qualified project") shall satisfy the following requirements which shall also be requirements for each disbursement under the Loan:

          (1) The contracts for sale and purchase of pre-sales of the qualified project(s) (in their entirety or as to a portion thereof) shall contain a provision providing that the prospective buyer's deposit shall be at least 10% of the purchase price and shall be non-refundable to the prospective buyer if the buyer fails to close on the purchase of the qualified project for any reason, other than Borrower's inability to deliver clear title. Presales with a minimum ten percent (10%) non-refundable deposit are to be at a level sufficient to cover all project costs less invested equity in each qualified project.

          (2) The funds available on the line at the time of the initial draw for a particular project are sufficient to provide for all the remaining funding necessary to complete the qualified project and deliver the property under the terms of the presales. All of the Net Proceeds from the sale of a qualified project (or a portion thereof) shall be applied against the principal balance due on the note as a principal reduction to the line of credit until such time as all of the proceeds advanced for the particular project have been repaid.

          (3) The anticipated gross sales prices for the units in all projects are sufficient to provide Borrower or its subsidiaries with a minimum of a 10% return on the total costs of all projects.


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          (4) Draws for all projects are not to exceed 100% of the Total Costs of all the projects.

          (5) The construction contract for the qualified projects to be financed hereunder are to be fixed price, and supported by payment and performance bonds for the full cost of construction. The contract may include allowances for particular items such as appliances and flooring which together do not exceed ten percent (10%) of the total contract value. Bank reserves the right to approve the format of said bonds, as well as the quality of the insurer.

          (6) The general contractor(s) in charge of the construction of the qualified projects must have a high level of experience in the construction of qualified projects being constructed by Borrower. M.H. Williams Construction, Inc. is acceptable to the Bank as a qualified contractor for the construction of the current and planned condominium projects of the Borrower.

          (7) Should any construction liens be filed against the real property being developed as qualified projects, Borrower shall have seventy-five (75) days from receipt of said lien to obtain a release of same, or bond the lien off according to Florida Statutes.

          (8) On a quarterly basis, Borrower is to confirm that Borrower is in compliance with all terms of this Loan Agreement.

          (9) Should Borrower fail to satisfy the financial requirements as set forth hereunder, it shall, within thirty (30) days of request by Bank, pay such amounts to Bank as may be required to cause Borrower to return to compliance with the terms hereof. Failure to pay such amounts, shall be a default hereunder, and under the note and all other documents evidencing or securing same.

          (10) An agreement not to encumber the real estate associated with the qualified project is to be recorded in the public records of the appropriate county in Florida.

     10. Events of Default. The Bank shall have the option to declare the entire unpaid amount of the loan and accrued interest immediately due and payable, without presentment, demand, or notice of any kind, if any of the following events occurs before the loan is fully repaid:

       (a) Any payment of principal or interest on the loan is not made when due.

       (b) Any provision of this Agreement is breached or proves to be untrue or misleading in any material respect.

       (c) Any warranty, representation, or statement made or furnished the Bank by Borrower or Guarantor in connection with the loan and this Agreement (including any warranty, representation, or statement in the Borrowers financial statements) or to induce the Bank to make the loan, is untrue or misleading in any material respect.

       (d) Any default occurs under any agreement with another financial institution, which default is not corrected within the cure period provided in such agreement, if any.


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       (e) Any voluntary or involuntary bankruptcy, reorganization, insolvency, arrangement, receivership, or similar proceeding is commenced by or against Borrower under any federal or state law, or Borrower makes any assignment for the benefit of creditors.

       (f) Any substantial part of the inventory, equipment, or other property of the Borrower, real or personal, tangible or intangible, is damaged or destroyed and the damage or destruction is not covered by collectible insurance.

       (g) Borrower or Guarantor defaults in the payment of any principal or interest on any obligation to Bank or any other creditor.

       (h) Borrower suffers or permits any lien, encumbrance, or security interest to arise or attach to any of the Borrower's property, or any judgment is entered against Borrower or Guarantor that is not satisfied or appealed within thirty days (excluding construction related liens as noted herein).

       (i) Notwithstanding the foregoing, there shall be a thirty (30) day grace period for any non-monetary default as provided hereunder, and a ten (10) day grace period for any monetary default.

     11. Cross Default. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, Guarantor, any Subsidiary or Affiliate of Borrower or Guarantor, with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "Borrower" or "Guarantor", respectively, shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower or Guarantor holds, directly or indirectly, greater than a 50% ownership interest) shall constitute a default under this Loan Agreement.

     12. Remedies Upon Default. Upon the occurrence of, or the discovery by Bank of the occurrence, of any of the foregoing events, circumstances, or conditions of default, Bank shall have, in addition to its option to declare the entire unpaid amount of the loan and accrued interest thereon immediately due and payable, all of the rights and remedies of a secured party under applicable State law. Without in any way limiting the generality of the foregoing, Bank shall also have the following specific rights and remedies:

       (a) To exercise any and all rights of set-off which Bank may have against any account, fund, or property of any kind, tangible or intangible, belonging to Borrower or Guarantor which shall be in Bank's possession or under its control.

       (b) To cure such defaults, with the result that all costs and expenses incurred or paid by Bank in effecting such cure shall be additional charges on the Loan which bear interest at the interest of the Loan and are payable upon demand.

     13. Waiver. No failure or delay on the part of Bank in exercising any power or right hereunder, and no failure of Bank to give Borrower or Guarantor notice of a default hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any


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other right or power hereunder. No modification or waiver of any provision of this Agreement or any instrument executed pursuant hereto or consent to any departure by Borrower or Guarantor from this Agreement or such instrument shall in any event be effective unless the same shall be in writing, and such waiver or consent shall be effective only in the specific instance and for the particular purpose for which given.

     14. Benefit. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Guarantor and Bank and their respective successors and assigns. Bank may assign this Agreement in whole or in part with any assignment of the loan. Borrower may not assign this Agreement or its obligations under the loan without Bank's written consent.

     15. Construction. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, and any litigation arising out of or relating to this Agreement or the loan shall be commenced and conducted in the courts of that State or in the federal courts of that State.

     16. Notice and Cure Period. Notwithstanding any provision in this Loan Agreement, the Note, or the Loan Documents to the contrary, an event of default shall not be deemed to have occurred hereunder as to a non-monetary provision of this Loan Agreement unless and until the Borrower shall fail to cure and remedy said non-monetary breach or default within thirty (30) days after the Borrower has received written notice thereof from the Bank, and an event of default shall not be deemed to have occurred hereunder as to a monetary provision of the Loan Agreement unless and until the Borrower shall fail to cure and remedy said monetary breach or default within ten (10) days after the Borrower has received written notice thereof from the Bank.


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       IN WITNESS WHEREOF, this Agreement has been duly executed as of the 26 day of August, 2005. BORROWER:

                                 THE GOLDFIELD CORPORATION,
                                 a Delaware Corporation


                                 By:  /s/ STEPHEN R. WHERRY
                                     ---------------------------
                                       STEPHEN R. WHERRY
                                       Treasurer

                                 GUARANTOR:

                                 SOUTHEAST POWER CORPORATION,
                                 a Florida Corporation

                                 By: /s/ STEPHEN R. WHERRY
                                     ---------------------------
                                       STEPHEN R. WHERRY
                                       Treasurer

                                 PINEAPPLE HOUSE OF BREVARD, INC.,
                                 a Florida corporation


                                 By:  /s/ STEPHEN R. WHERRY (SEAL)
                                     -----------------------
                                       STEPHEN R. WHERRY
                                       Treasurer


                                 BAYSWATER DEVELOPMENT CORPORATION, a
                                 Florida corporation


                                 By:  /s/ STEPHEN R. WHERRY (SEAL)
                                     -----------------------
                                       STEPHEN R. WHERRY
                                       Treasurer

                                 OAK PARK OF BREVARD, INC.,
                                 a Florida corporation


                                 By:  /s/ STEPHEN R. WHERRY (SEAL)
                                     -----------------------
                                       STEPHEN R. WHERRY
                                       Treasurer


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                                 ACCEPTED BY:

                                 BRANCH BANKING AND TRUST COMPANY

                                 By:  /s/ BARRY FORBES
                                     ---------------------------
                                       BARRY FORBES
                                       Senior Vice President



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                                   EXHIBIT "A"


PREPARED BY AND RETURN TO:
LYNNE R. WILSON, ESQUIRE
SHUFFIELD, LOWMAN & WILSON, P.A.
1000 Legion Place, Suite 1000
Orlando, Florida  32801



                 AGREEMENT NOT TO ENCUMBER OR TRANSFER PROPERTY


     As an inducement to BRANCH BANKING AND TRUST COMPANY (hereinafter called "Bank"), to grant credit to the undersigned under a promissory note for the sum of $______________ dated of even date herewith and in consideration thereof, the undersigned, their successors, heirs and assigns (hereinafter called "Borrower"), agrees that until said instrument and any extension or renewal thereof shall have been paid in full, (1) Borrower will pay all taxes, assessments, dues and charges of every kind, imposed or which may be imposed or levied upon their real and personal property prior to the time when any of such taxes, assessments, dues or charges shall become delinquent, and (b) Borrower will not, without the consent in writing of Bank first had and obtained, (1) create or permit any lien or other encumbrances (other than presently existing liens and liens securing the payment of loans and advances made to them by Bank) to exist on their property, real or personal, as described in attached Exhibit A, or (2) transfer, sell, hypothecate, assign or in any manner whatever dispose of the said property, or any interest therein, the following described real property situate in the County of Brevard, State of Florida.


                                 SEE EXHIBIT "A"


     It is further agreed and understood that if default be made in the performance of any of the terms hereof, or of any instrument executed by Borrower in connection herewith, or in the payment of any indebtedness or obligation of Borrower now or hereafter owing to Bank, Bank may, at it election, in addition to all other remedies and rights which it may have by law, declare the entire remaining unpaid principal and interest of any such obligations or indebtedness then remaining unpaid to the Bank due and payable forthwith.

     It is further agreed and understood that Bank may, in its discretion, and is hereby authorized and permitted by Borrowers to cause this instrument to be recorded at such time and in such places as Bank may, in its discretion, elect.


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Signed, sealed and delivered
in the presence of:
                                    _______________________________,
                                    a ________________ corporation




________________________________    By:_____________________________
Print Name:_____________________    Print Name:______________________
                                    Title:____________________________
________________________________
Print Name:_____________________




STATE OF FLORIDA
COUNTY OF ________________

     The foregoing instrument was executed, sworn to and acknowledged before me this _________________, 2005, by___________________, as _________________ of
_____________________________________, on its behalf.

                                          ___________________________
                                          Signature of Notary Public
(SEAL)
                                          ___________________________
                                          Name of Notary Public
                                          (Typed, Printed or stamped)

Personally Known ____________________ OR Produced Identification_______________ Type of Identification Produced:_______________________________________________




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